Exhibit 99.1

Carter’s, Inc. Reports Third Quarter Results

          - Sales Increased $20 Million, Up 5%

          - GAAP Diluted EPS $0.57; Adjusted Diluted EPS $0.59, Up 16%

          ATLANTA, Oct. 24 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its third quarter results for fiscal 2006.

          On July 14, 2005, Carter’s, Inc. (the “Company”) acquired all of the outstanding common stock of OshKosh B’Gosh, Inc. (the “Acquisition”) and refinanced its existing debt (the “Refinancing”), which included its former senior credit facility and the repurchase of all of its 10.875% Senior Subordinated Notes due 2011 (the “Notes”).  Results for the three and nine- month periods ended September 30, 2006 include OshKosh for the entire period, while results for the comparable periods in fiscal 2005 include OshKosh from July 14, 2005 through October 1, 2005.

          Third Quarter 2006 compared to Third Quarter 2005

          Net sales increased 5.3% to $392.0 million.  Excluding OshKosh sales of $88.5 million in 2006 and $96.1 million in 2005, net sales increased 9.9% to $303.5 million.

          The Company’s wholesale sales increased 3.7% to $169.4 million.  Excluding OshKosh wholesale sales of $25.8 million in 2006 and $32.6 million in 2005 and Carter’s off-price sales of $9.0 million in 2006 and $6.9 million in 2005, Carter’s wholesale sales increased 8.7% to $134.6 million.

          The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 15.2% to $66.3 million.

          Retail store sales increased 3.4% to $156.2 million.  Excluding OshKosh retail store sales of $62.7 million in 2006 and $63.5 million in 2005, Carter’s retail store sales increased 6.6% to $93.5 million.  This increase was driven by sales from new Carter’s stores opened since the third quarter of fiscal 2005 and a comparable store sales increase of 1.7%.

          In the third quarter of fiscal 2006, the Company opened five Carter’s stores and four OshKosh stores.  The Company also closed one OshKosh store. As of September 30, 2006, the Company had 205 Carter’s stores and 146 OshKosh stores.

          In the third quarter of fiscal 2006, net income increased $24.4 million to $35.0 million, or $0.57 per diluted share, including non-cash charges of $0.01 per diluted share of intangible amortization resulting from the Acquisition and $0.01 per diluted share related to stock-based compensation resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  Net income of $10.6 million, or $0.17 per diluted share, for the third quarter of fiscal 2005 included charges of $19.1 million, or $0.32 per diluted share, associated with the Acquisition and Refinancing, and $1.3 million, or $0.02 per diluted share, of costs associated with the closure of two sewing facilities in Mexico.  Excluding these charges in each period, adjusted net income increased 17.1% to $36.3 million.  Diluted earnings per share, excluding these charges in each period, increased 15.7% to $0.59 per diluted share.  The reconciliation of income, as reported under generally accepted accounting principles (“GAAP”), to income adjusted for these charges is shown below.

	(dollars in millions, except EPS) Three-month period ended September 30, 2006

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$55.0	$35.0	$0.57
Intangible amortization (a)	1.2	0.7	0.01
Stock option expense (b)	0.9	0.6	0.01
Income, as adjusted (c)	$57.1	$36.3	$0.59

	(dollars in millions, except EPS) Three-month period ended October 1, 2005

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$17.5	$10.6	$0.17
Refinancing:
Tender premium (d)	14.0	8.5	0.14
Debt issuance costs (e)	5.6	3.4	0.06
Unamortized discount (f)	0.5	0.3	0.01
	20.1	12.2	0.21
Acquisition charges:
Inventory step-up (g)	10.4	6.3	0.10
Intangible amortization (a)	1.0	0.6	0.01
	11.4	6.9	0.11
Facility closings:
Plant closure costs (h)	2.1	1.3	0.02
	33.6	20.4	0.34
Income, as adjusted (c)	$51.1	$31.0	$0.51

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.
(b)	Stock-based compensation charges related to the adoption of SFAS 123R.
(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Tender premium to repurchase the Notes.
(e)	Non-cash charge to write off debt issuance costs associated with the Refinancing.
(f)	Non-cash charge related to the write-off of the unamortized discount on the Notes.
(g)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(h)	Costs associated with the closure of two sewing facilities in Mexico, including accelerated depreciation charges of $0.6 million, pre-tax, included in cost of goods sold.

          “We are very pleased with the strong performance of our wholesale and mass channel segments which continue to offset lower than expected results from Carter’s and OshKosh’s retail stores” noted Fred Rowan, Chairman and CEO.  “We are committed to improving our retail store performance, building Carter’s and OshKosh’s brand equity, and elevating product design under each brand’s umbrella.  We are encouraged by the response from our customers to our spring and summer 2007 products, which reflect the benefit from investments we have made in talent and branding this past year.”

          First nine months of fiscal 2006 compared to first nine months of fiscal 2005

          Net sales increased 25.3% to $966.0 million.  Excluding OshKosh sales of $230.6 million in 2006 and $96.1 million in 2005, net sales increased 9.0% to $735.4 million.

          The Company’s wholesale sales increased 16.2% to $405.0 million. Excluding OshKosh wholesale sales of $74.9 million in 2006 and $32.6 million in 2005 and Carter’s off-price sales of $22.8 million in 2006 and $25.5 million in 2005, Carter’s wholesale sales increased 5.8% to $307.3 million.

          The Company’s mass channel sales increased 25.9% to $171.3 million.

          Retail store sales increased 36.1% to $389.7 million.  Excluding OshKosh retail store sales of $155.8 million in 2006 and $63.5 million in 2005, Carter’s retail store sales increased 4.9% to $234.0 million.  This increase was driven by sales from new Carter’s stores opened since the third quarter of fiscal 2005 and a comparable store sales increase of 0.6%.

          In the first nine months of fiscal 2006, the Company opened 16 Carter’s stores and six OshKosh stores.  The Company also closed four Carter’s stores and two OshKosh stores.  In fiscal 2006, the Company plans to open 30 Carter’s and 15 OshKosh stores and plans to close eight Carter’s and three OshKosh stores.

          In the first nine months of fiscal 2006, net income increased $29.9 million to $59.8 million, or $0.98 per diluted share, including non-cash charges of $0.03 per diluted share of intangible amortization resulting from the Acquisition and $0.03 per diluted share related to stock-based compensation resulting from the adoption of SFAS 123R.  Net income of $29.9 million, or $0.49 per diluted share, for the first nine months of fiscal 2005 included charges of $19.1 million, or $0.31 per diluted share, associated with the Acquisition and Refinancing, and $4.6 million, or $0.08 per diluted share, of costs associated with the closure of two sewing facilities in Mexico. Excluding these charges in each period, adjusted net income increased 19.0% to $63.8 million.  Diluted earnings per share, excluding these charges in each period, increased 18.2% to $1.04 per diluted share.  The reconciliation of income, as reported under GAAP, to income adjusted for these charges is shown below.

	(dollars in millions, except EPS) Nine-month period ended September 30, 2006

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$94.8	$59.8	$0.98
Intangible amortization (a)	3.6	2.2	0.03
Stock option expense (b)	2.9	1.8	0.03
Income, as adjusted (c)	$101.3	$63.8	$1.04

	(dollars in millions, except EPS) Nine-month period ended October 1, 2005

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$49.4	$29.9	$0.49
Refinancing:
Tender premium (d)	14.0	8.5	0.14
Debt issuance costs (e)	5.6	3.4	0.06
Unamortized discount (f)	0.5	0.3	0.00
	20.1	12.2	0.20
Acquisition charges:
Inventory step-up (g)	10.4	6.3	0.10
Intangible amortization (a)	1.0	0.6	0.01
	11.4	6.9	0.11
Facility closings:
Plant closure costs (h)	7.6	4.6	0.08
	39.1	23.7	0.39
Income, as adjusted (c)	$88.5	$53.6	$0.88

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.
(b)	Stock-based compensation charges related to the adoption of SFAS 123R.
(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Tender premium to repurchase the Notes.
(e)	Non-cash charge to write off debt issuance costs associated with the Refinancing.
(f)	Non-cash charge related to the write-off of the unamortized discount on the Notes.
(g)	Fair value step-up of inventory acquired from OshKosh included in cost of goods sold.
(h)	Costs associated with the closure of two sewing facilities in Mexico, including accelerated depreciation charges of $1.6 million, pre-tax, included in cost of goods sold.

          Net cash used in operations was $5.2 million in the first nine months of fiscal 2006 compared to net cash provided by operations of $34.2 million in the first nine months of fiscal 2005.  The change in cash flow was driven by increases in accounts receivable resulting from the timing of shipments and reductions in accounts payable and other current liabilities.  In the first nine months of fiscal 2006, the Company made payments of $37.1 million on its term loan, including prepayments of $34.0 million.  Since the Acquisition, the Company has reduced its long-term debt by $107.1 million, or 21.4%.

Business Outlook

          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

	(dollars in millions, except for share data)

	Fourth Quarter 2006			Fiscal Year 2006

Consolidated Net Sales	$374	+7	% (a)	$1,340	+20	% (c)
Consolidated Adjusted Diluted EPS	$0.46	+35	% (b)	$1.50	+23	% (d)

(a)	Comparison to the fourth quarter of fiscal 2005.
(b)

Estimated increase in the fourth quarter of fiscal 2006 excludes $0.01 per diluted share of intangible amortization related to the Acquisition and $0.01 per diluted share of stock option expense related to the adoption of SFAS 123R, compared to the adjusted fourth quarter fiscal 2005 results of $0.34 per diluted share, which exclude inventory step-up charges and intangible amortization related to the Acquisition of $0.05 per diluted share, and Mexico plant closure costs of $0.01 per diluted share.

(c)	Comparison to fiscal 2005, which includes OshKosh from July 14, 2005 through December 31, 2005.
(d)

Estimated increase in fiscal 2006 excludes $0.05 per diluted share of intangible amortization related to the Acquisition and $0.04 per diluted share of stock option expense related to the adoption of SFAS 123R, compared to the adjusted fiscal 2005 results of $1.22 per diluted share, which exclude debt extinguishment charges of $0.20 per diluted share, inventory step-up charges and intangible amortization related to the Acquisition of $0.16 per diluted share, and Mexico plant closure costs of $0.08 per diluted share as previously described in our February 22, 2006 earnings release.

          The Company will broadcast its quarterly conference call on October 25, 2006 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 1-913-981-5520.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Third Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through November 3, 2006, at 1-719-457-0820, passcode 3624897.  This replay will be archived on the Company’s website at the same location as the live webcast.

          For more information on Carter’s, Inc. please visit www.carters.com.

          Cautionary Language

          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2006 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, the acceptance of our products in the marketplace, deflationary pressures on our prices, disruptions in foreign supply sources, negative publicity, increased competition in the baby and young children’s apparel market, our substantial leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal, changes in consumer preference and fashion trends, a decrease in the overall level of consumer spending, the impact of governmental regulations and environmental risks applicable to the Company’s business, our ability to identify new locations and negotiate appropriate lease terms for our retail stores, our ability to attract and retain key individuals within the organization, failure to realize the savings and other benefits that we expect from Acquisition-related cost reduction initiatives, and seasonal fluctuations in the children’s apparel business.  These risks are described in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Nine-month periods ended

	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005

Net sales:
Wholesale	$169,402	$163,401	$404,950	$348,401
Retail	156,232	151,164	389,710	286,425
Mass Channel	66,343	57,593	171,341	136,039
Total net sales	391,977	372,158	966,001	770,865
Cost of goods sold	244,757	243,497	613,382	500,374
Gross profit	147,220	128,661	352,619	270,491
Selling, general, and administrative expenses	93,496	89,303	258,944	192,542
Plant closure costs	—	1,509	91	6,078
Royalty income	(7,782)	(7,208)	(21,610)	(13,544)
Operating income	61,506	45,057	115,194	85,415
Loss on extinguishment of debt	—	20,137	—	20,137
Interest expense, net	6,554	7,444	20,367	15,902
Income before income taxes	54,952	17,476	94,827	49,376
Provision for income taxes	19,975	6,898	35,046	19,499
Net income	$34,977	$10,578	$59,781	$29,877
Basic net income per common share	$0.60	$0.18	$1.03	$0.52
Diluted net income per common share	$0.57	$0.17	$0.98	$0.49
Basic weighted average number of shares outstanding	57,949,783	57,439,850	57,845,521	57,177,740
Diluted weighted average number of shares outstanding	61,094,141	60,932,056	61,173,247	60,672,620

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	September 30, 2006	December 31, 2005	October 1, 2005

ASSETS
Current assets:
Cash and cash equivalents	$29,956	$84,276	$20,743
Investments	—	—	8,430
Accounts receivable, net	150,835	96,144	132,708
Inventories, net	199,849	188,454	209,895
Prepaid expenses and other current assets	9,696	6,262	8,426
Deferred income taxes	19,739	23,909	24,361
Total current assets	410,075	399,045	404,563
Property, plant, and equipment, net	79,863	79,458	74,952
Tradenames	322,233	322,233	322,233
Cost in excess of fair value of net assets acquired	279,756	284,172	287,431
Deferred debt issuance costs, net	6,797	8,257	9,166
Licensing agreements, net	13,959	17,150	18,214
Leasehold interests, net	1,268	1,619	1,735
Other assets	5,144	4,793	4,083
Total assets	$1,119,095	$1,116,727	$1,122,377
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$2,984	$3,241	$4,699
Accounts payable	44,395	63,735	46,810
Other current liabilities	79,151	89,627	83,622
Total current liabilities	126,530	156,603	135,131
Long-term debt	389,915	426,791	464,051
Deferred income taxes	126,145	124,439	127,004
Other long-term liabilities	22,111	22,250	29,697
Total liabilities	664,701	730,083	755,883
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at September 30, 2006, December 31, 2005, and October 1, 2005	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 58,179,118 shares issued and outstanding at September 30, 2006; 40,000,000 shares authorized; 28,909,729 and 28,828,969 shares issued and outstanding at December 31, 2005 and October 1, 2005, respectively	582	289	288
Additional paid-in capital	265,345	260,414	257,816
Deferred compensation	—	(2,749)	(2,420)
Accumulated other comprehensive income	1,350	1,354	799
Retained earnings	187,117	127,336	110,011
Total stockholders’ equity	454,394	386,644	366,494
Total liabilities and stockholders’ equity	$1,119,095	$1,116,727	$1,122,377

          Contact:
          Eric Martin
          Vice President, Investor Relations
          (404) 745-2889

SOURCE  Carter’s, Inc.
          -0-                                        10/24/2006
          /CONTACT:  Eric Martin, Vice President, Investor Relations of Carter’s, Inc., +1-404-745-2889 /
          /Web site:  http://www.carters.com/